UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 10, 2008

Date of Earliest Event Reported:  April 10, 2008

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois
Krokamp 35 24539 Neumünster, Germany (Address of principal executive offices)	60069 (U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events
Item 8.01	Other Events

Sauer-Danfoss Inc. (the “Company”) announced today that it will not hold the special meeting of stockholders that was planned for May 1, 2008 (the “Special Meeting”).  Although the Company filed a preliminary proxy statement relating to the Special Meeting on March 19, 2008 (the “Preliminary Proxy Statement”), the Company has not filed a definitive proxy statement or begun soliciting proxies with respect to the Special Meeting.  This Form 8-K is being filed to inform stockholders and the Securities and Exchange Commission that the Special Meeting will not be held and that the Preliminary Proxy Statement is hereby withdrawn and should not be relied upon.

The Special Meeting was to have been held for the purpose of adopting an amended and restated Certificate of Incorporation (the “Amendment”), the adoption of which is a condition to the still-pending transaction by which Sauer Holding GmbH proposes to sell a controlling interest in the Company to Danfoss A/S.  The Company’s board of directors has determined that it is in the best interest of the Company and its stockholders to submit the Amendment to the stockholders to be voted upon at the 2008 annual meeting of stockholders, which is to be held on June 12, 2008.  The Company intends to file its preliminary proxy statement for the 2008 annual meeting of stockholders on or about April 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: April 10, 2008

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer